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As filed with the Securities and Exchange Commission on September 19, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MELLANOX TECHNOLOGIES, LTD.
(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	98-0233400 (I.R.S. Employer Identification No.)

Mellanox Technologies, Ltd.
Hermon Building, Yokneam, Israel 20692
(Address of registrant's principal executive offices, including zip code)

+972-4-909-7200
(Registrant's telephone number, including area code)

Michael Gray
Chief Financial Officer
Mellanox Technologies, Inc.
350 Oakmead Parkway, Suite 100
Sunnyvale, California 94085
(408) 970-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan C. Mendelson, Esq. Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Ehud Sol, Adv. Hanan O. Haviv, Adv. Herzog Fox & Neeman Asia House 4 Weizmann Street Tel Aviv 64239, Israel +972-692-2020

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Ordinary Shares, nominal value NIS 0.0175 per share(3)

Debt Securities(4)

Warrants(5)

Rights(6)

Purchase Contracts(7)

Units(8)

Total	(1)	(1)	(1)	(2)

(1)   Omitted pursuant to General Instruction II.E to Form S-3 and Rule 456(b) under the Securities Act. An unspecified aggregate initial offering price and number or amount of the securities of each identified class of securities is being registered for possible offering from time to time at indeterminate prices. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with, and at the time of, offering by the registrant of the securities registered hereby. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. Securities may be denominated in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(2)   In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all applicable registration fees.

(3)   Ordinary shares may be issued in primary or secondary offerings or upon conversion of debt and other securities of the registrant registered hereby. Pursuant to Rule 416 under the Securities Act, ordinary shares being registered hereby include such indeterminate number of shares of ordinary shares as may be issuable with respect to the shares being registered hereby as a result of share splits, share dividends or similar transactions.

(4)   Debt securities may be issued in primary or secondary offerings or upon conversion of debt securities registered hereby.

(5)   Warrants may be issued in primary or secondary offerings. Warrants may be issued representing rights to purchase ordinary shares or debt securities of the registrant (as shall be designated by the registrant at the time of any such offering) registered hereby.

(6)   Rights may be issued to purchase ordinary shares and/or any of the other securities of the registrant registered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between the registrant and a bank or trust company, as rights agent.

(7)   Purchase contracts may be issued for the purchase and sale of any securities of the registrant registered hereby.

(8)   Units may be issued that may consist of any combination of the other securities of the registrant registered hereby.

Prospectus

Mellanox Technologies, Ltd.

Ordinary Shares
Debt Securities
Warrants
Rights
Purchase Contracts
Units

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide the specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol "MLNX" and on the Tel-Aviv Stock Exchange under the symbol "MLNX."

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER "RISK FACTORS" ON PAGE 3.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

None of the Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2011

Important notice about the information presented in this prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

 About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. To the extent that this prospectus is used by any securityholder to resell any securities, information with respect to the securityholder and the terms of the securities being offered will be contained in a prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements, any applicable free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the securities we may offer. Please carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with the documents incorporated by reference into this prospectus described below under the heading "Where you can find more information," before making a decision to purchase any of our securities.

The prospectus supplement will describe: the specific terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about United States federal or Israeli income tax considerations relating to the securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where you can find more information."

As used in this prospectus, "Mellanox," "Company," "we," "our" or "us" refer to Mellanox Technologies, Ltd. and its subsidiaries on a consolidated basis, unless otherwise indicated.

Risk factors

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under "Special note regarding forward-looking statements," you should carefully consider the specific risks set forth under the caption "Risk factors" in any applicable prospectus supplement or free writing prospectus and under the caption "Risk factors" in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

Where you can find more information

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.mellanox.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

 Incorporation by reference

The SEC allows us to "incorporate by reference" information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the time of filing of this prospectus and the termination of the offering (excluding any document, or portion thereof, to the extent such document or portion thereof is furnished and not filed):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 7, 2011;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the SEC on May 9, 2011;

•
our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed with the SEC on August 4, 2011;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2011 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010);

•
our Current Reports on Form 8-K filed with the SEC on January 6, 2011, January 28, 2011, February 7, 2011 (as amended on Form 8-K/A, filed with the SEC on April 19, 2011), March 3, 2011, March 22, 2011, April 13, 2011 and May 19, 2011; and

•
the description of our ordinary shares contained in our Registration Statement on Form 8-A (Commission File No. 001-33299), filed with the SEC on February 6, 2007, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference or deemed incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Mellanox Technologies, Ltd.
Attn: Investor Relations
350 Oakmead Parkway, Suite 100
Sunnyvale, CA 94085, U.S.A.
Telephone: +1 (408) 970-3400

These documents can also be requested through, and are available in, the Investors section of our website, which is located at www.mellanox.com, or as described under "Where you can find more information" above. The reference to our website address does not constitute incorporation by reference of the information contained on our website in this prospectus or any prospectus supplement.

 Special note regarding forward-looking statements

This prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•
levels of capital spending in the semiconductor industry, in general, and in the market for high-performance interconnect products;

•
our ability to achieve new design wins;

•
our ability to successfully introduce new products;

•
competition and competitive factors;

•
our dependence on a relatively small number of customers;

•
our ability to maintain and expand our presence with existing customers;

•
our ability to protect our intellectual property;

•
future costs and expenses; and

•
other risk factors included under "Risk factors" in this prospectus, any document incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus.

In addition, in this prospectus and the documents incorporated by reference herein, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "predict," "potential" and similar expressions, as they relate to us, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Enforcement of civil liabilities under United States
federal securities laws

We are incorporated under the laws of the State of Israel. Service of process upon us and our directors and officers and the Israeli experts named in this prospectus, several of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and certain of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Herzog Fox & Neeman, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law, and not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved in court as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Securities Exchange Act and including a monetary or compensatory judgment in a non-civil matter, only if they find that:

•
the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•
the judgment is executory in the state in which it was given.

Even if these conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. The term "prejudice the sovereignty or security of the State of Israel" as used in the Israeli Law on Enforcement of Foreign Judgments has not been interpreted by Israeli courts. Furthermore, other authority under Israeli law with respect to such term is very limited, and does not provide guidance as to what criteria will be considered by an Israeli court in determining whether the enforcement of a foreign judgment would prejudice the sovereignty or security of the State of Israel.

An Israeli court also will not declare a foreign judgment enforceable if:

•
the judgment was obtained by fraud;

•
there is a finding of lack of due process;

•
the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•
the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or

•
at the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed Mellanox Technologies, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

 Our company

We are a leading fabless semiconductor company that produces and supplies high-performance connectivity products that facilitate efficient data transmission between servers, storage systems, communications infrastructure equipment and other embedded systems. We design, develop and market adapter, gateway and switch integrated circuits, or ICs, that provide high performance connectivity. We offer a complete line of adapter cards that incorporate our adapter ICs and switch and gateway system product lines that incorporate our switch and gateway ICs. Our end-to-end solutions, including adapter, gateway and switch ICs, adapter cards, switch systems, gateway systems, software, services and cables are an integral part of a total networking solution focused on computing, storage and communication applications used in multiple markets, including high-performance computing, or HPC, Web 2.0, storage, financial services, database and cloud. We have established significant expertise with high-performance interconnect solutions through successful development and implementation of multiple generations of our products.

As a leader in developing multiple generations of high-speed networking solutions, we have established strong relationships with our customers. Our products are incorporated in servers and associated networking solutions produced by the five largest server vendors, Hewlett-Packard, IBM, Dell, Oracle and Fujitsu, which collectively shipped the majority of servers in 2010, according to industry research firm International Data Corporation. We supply leading storage and communications infrastructure equipment vendors such as Data Direct Networks, Hewlett-Packard, IBM, Isilon/EMC, NetApp, Oracle and Xyratex. Additionally, our products are used as embedded solutions by companies such as GE Fanuc, Toshiba Medical and SeaChange International.

We are one of the pioneers of InfiniBand: an industry-standard architecture that provides specifications for high-performance interconnects. We believe we are the leading supplier of InfiniBand interconnect solutions that deliver industry-leading performance and features, which is demonstrated by the performance, efficiency and scalability of clustered computing and storage systems that incorporate our products. In addition to supporting InfiniBand, our products also support industry-standard Ethernet transmission protocols providing unique product differentiation and connectivity flexibility. Our products serve as building blocks for creating reliable and scalable InfiniBand and Ethernet solutions with leading performance. We also believe that we are one of the early suppliers of 40 Gigabit Ethernet to the market, which allows us the opportunity to gain additional share in the Ethernet market as users upgrade from one or 10 Gigabit directly to 40 Gigabit.

We were incorporated under the laws of the State of Israel in March 1999. Our principal executive offices in the United States are located at 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085 and our principal executive offices in Israel are located at Hermon Building, Yokneam, Israel 20692. Our telephone number in Sunnyvale, California is 408-970-3400 and our telephone number in Yokneam, Israel is +972-4-909-7200. Our website address is www.mellanox.com. Information contained on our website or connected thereto does not constitute a part of this prospectus.

Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBridge, InfiniHost, InfiniScale, PhyX, Virtual Protocol Interconnect and Voltaire are registered trademarks of Mellanox Technologies, Ltd. FabricIT, MLNX-OS, and SwitchX are trademarks of Mellanox Technologies, Ltd. All other trademarks appearing in this prospectus are the property of their respective owners.

 Ratio of earnings to fixed charges

Our ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements. The ratios should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein. See Exhibit 12.1 hereto for additional detail regarding the computation of the ratio of earnings to fixed charges.

	Year ended December 31,					Six months ended June 30, 2011
	2006	2007	2008	2009	2010

Ratio of earnings to fixed charges	22.7	58.8	43.4	29.0	25.8	2.2

Use of proceeds

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes. We intend to invest the net proceeds in money market funds and/or short-term investment-grade securities until we are ready to use them.

Description of authorized share capital

General

As of June 30, 2011, our authorized share capital consists of 137,142,857 ordinary shares, nominal value new Israeli shekel, or NIS, 0.0175 per share. As of June 30, 2011, there were outstanding:

•
35,441,288 ordinary shares held by approximately 45 shareholders of record;
•
5,132,063 ordinary shares issuable upon exercise of outstanding share options; and
•
1,230,083 ordinary shares subject to outstanding unvested restricted stock units.

Our ordinary shares are not redeemable and do not have preemptive rights. The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Ordinary shares

Transfer of shares

Our ordinary shares will be issued in registered form and may be freely transferred under our amended and restated articles of association unless the transfer is restricted or prohibited by another instrument, Israeli law or the rules of a stock exchange on which the shares are traded.

Voting

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at a shareholder meeting either in person or by proxy. In addition, shareholder voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

The Israeli Companies Law, 1999, or Israeli Companies Law, imposes certain duties on our shareholders. A shareholder, in exercising his or her rights and performing his or her obligations, must act in good faith and in an acceptable manner towards us and our other shareholders, and avoid abusing his or her powers in the company, inter alia, when voting at general meetings on matters such as changes to our amended and restated articles of association, increasing our registered share capital, mergers and related party transactions. A shareholder also has a general duty to refrain from oppressing any other shareholders. The remedies generally available upon a breach of contract apply in the event of breach of the abovementioned duties, mutatis mutandis, and in the event of a breach of the duty to refrain from oppressing any other shareholder, other remedies may also be available to the injured shareholder. In addition, any controlling shareholder, any shareholder who knows that his or her vote can determine the outcome of a shareholder vote and any shareholder who, under our amended and restated articles of association, can appoint or prevent the appointment of an office holder, or has other power with respect to the company, is required to act fairly towards the company. The Israeli Companies Law does not specifically define the duty of fairness, except to state that the remedies generally available upon a breach of contract will apply also in the event of a breach of the shareholder's duty of fairness, mutatis mutandis, taking into consideration the status in the company of the shareholder who is in breach of such duty.

Election of directors

Our directors are elected by the holders of a simple majority of our ordinary shares at a general shareholder meeting. Our ordinary shares do not have cumulative voting rights for this purpose. As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting at which a quorum is present have the power to elect any or all of our directors whose positions are being filled at that meeting, subject to the special approval requirements for outside directors.

Outside directors are elected by a majority vote at a shareholders' meeting, provided that either:

•
The majority of the shares voted at the meeting for the election of the outside director (excluding abstentions) includes a majority of the votes that are held by non-controlling shareholders or shareholders that do not have a personal interest in such election (other than a personal interest that is not the result of a relationship with the controlling shareholder); or

•
the total number of shares of non-controlling shareholders or shareholders that do not have a personal interest as mentioned above, that voted against the election of the outside director, does not exceed two percent of the aggregate voting rights in the company.

The initial term of an outside director is three years, and he or she may be reelected for up to two additional terms of three years each. Thereafter, he or she may be reelected by our shareholders for additional periods of up to three years each (in the same manner as he or she were elected to his or her first term), in each case provided that: (i) the audit committee and thereafter the board of directors confirm that, in light of the outside director's expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company; and (ii) the company's shareholders were informed at the general meeting, prior to the reelection of the outside director, of the term previously served by him or her and of the reasons why the audit committee and the board of directors recommended the extension of the outside director's term. An outside director may be removed only by the same percentage of shareholders as is required for his or her election, or by a court, and then only if, in the case of removal by the shareholders, he or she ceases to meet the statutory requirements for his or her appointment or he or she violates the duty of loyalty to the company, and in the case of removal by the court, the court determines that he or she ceases to meet the statutory requirements for his or her appointment or he or she violates the duty of loyalty to the company or he or she is permanently unable to fulfill his or her responsibilities or during the term of his or her service he or she was convicted by a court outside of Israel of certain offenses. If an outside directorship becomes vacant, our board of directors is required under the Israeli Companies Law to call a shareholders' meeting immediately for the appointment of a new outside director.

No preemptive or similar rights

Our ordinary shares are not entitled to preemptive rights and are not subject to conversion or redemption.

Dividend and liquidation rights

Our board of directors may, in its discretion, declare that a dividend be paid pro rata to the holders of ordinary shares without the approval of our shareholders, in proportion to the nominal value paid up capital attributable to the shares that they hold. Dividends must be paid out of our profits, as defined in the Israeli Companies Law, profits being the higher of (i) retained earnings as of the end of our most recent fiscal year or (ii) earnings generated over the two most recent years, provided that in the reasonable determination of our board of directors, there is no concern that a payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. In the event that we do not have retained earnings and earnings legally available for distribution we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations when they become due.

In the event of a liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the respective holdings of the shares that they hold. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Shareholder meetings

We are required to convene an annual general meeting of our shareholders once every calendar year within a period of not more than 15 months following the preceding annual general meeting. Our board of directors is required to convene a special general meeting of our shareholders at the request of (i) two directors or one quarter of the members of our board of directors, or (ii) one or more holders of 5% or more of our issued share capital and 1% of our voting power or the holder or holders of 5% or more of our voting power. All shareholder meetings require prior notice of at least 21 days or 35 days if required by the Israeli Companies Law and the regulations promulgated thereunder. The chairperson of our board of directors presides over our general meetings, provided however, if the chairman is not present or unwilling to act as chairperson, within 15 minutes from the appointed time, the co-chairperson shall preside at the meeting. If both the chairman and the co-chairperson are not present or unwilling to preside within 15 minutes from the appointed time, the shareholders present shall appoint a chairperson. Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting.

Quorum

In accordance with our amended and restated articles of association, the quorum required for an ordinary meeting of shareholders consists of at least two shareholders present, in person or by proxy, who holds or represent between them more than 33 1/3% of our voting power. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place, or any time and place as the directors designate in a notice to the shareholders.

Resolutions

Under the Israeli Companies Law, unless otherwise provided in a company's articles of association, an ordinary resolution requires approval by the holders of a simple majority of the voting rights represented at the meeting, in person, by proxy or by written ballot, and voting on the resolution. A resolution to voluntarily wind up the company requires the approval by holders of 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the resolution.

Access to corporate records

Under the Israeli Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, our amended and restated articles of association and any document we are required by law to file publicly with the Israel Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Israeli Companies Law. We may refuse a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that disclosing the document may otherwise harm our interests.

Modification of class rights

The rights attached to any class, such as voting and dividend rights, may be amended by written consent of holders of a majority of the issued shares of that class, or by adoption by the holders of a majority of the shares of that class present at a separate class meeting.

Acquisitions under Israeli law

Tender offer.    The Israeli Companies Law requires any person who wishes to acquire shares, voting rights or any class of shares of a publicly traded Israeli company, and who would, as a result of this acquisition, hold over 90% of the company's issued and outstanding share capital, voting rights in the company or of a class of shares which are listed, to make a tender offer to all of the company's shareholders for the purchase of all of the issued and outstanding shares of the company. If holders of less than 5% of the outstanding shares do not respond to or accept the tender offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law, provided that a majority of the shareholders that do not have a personal interest in such tender offer shall have approved it, which condition shall not apply if shareholders holding less than 2% of the company's issued and outstanding share capital failed to approve the tender offer. If a tender offer is accepted, shareholders may petition the court, within six months after receipt of the tender offer, to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court, provided that the acquirer may stipulate in its offer that a shareholder that accepts the offer may not seek appraisal rights. If the shareholders who do not accept the tender offer hold more than 5% of the issued and outstanding share capital of the company, the acquirer may not acquire additional shares of the company from shareholders who accepted the tender offer if following such acquisition the acquirer would then own over 90% of the company's issued and outstanding share capital.

The Israeli Companies Law also provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would hold 25% or more of the company's voting rights, unless one of the exemptions described in the Israeli Companies Law is satisfied. This rule does not apply if there is already another 25% shareholder of the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would hold more than 45% of the company's voting rights, if there is not already another shareholder of the company who holds more than 45% of the voting rights in the company, unless one of the exemptions described in the Israeli Companies Law is satisfied.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company's outstanding shares will be acquired by the offeror and (ii) if a majority of the shareholders that announced their stand on the offer, accepted the offer, excluding however, the controlling shareholder of the offeror, shareholders that have a personal interest in the approval of the special tender offer, shareholders that owns 25% or more of the voting rights in the company, and persons on their behalf or on behalf of the offeror, including their relatives or entities under their control.

In the event that a special tender offer is made, a company's board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not announce their stand or who had objected to the offer may accept the offer within four days of the last day set for the acceptance of the offer.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity shall refrain from making a subsequent tender offer for the purchase of shares of the target company and cannot execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger.    The Israeli Companies Law permits merger transactions if approved by each party's board of directors and, unless certain requirements described under the Israeli Companies Law are met, the majority of each party's shares voted on the proposed merger at a shareholders' meeting called on at least 35 days' prior notice. If the approval of a general meeting of the shareholders is required, a merger transaction may be approved by holders of a simple majority of our outstanding shares. The board of directors of a merging company is required pursuant to the Israeli Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, the merger will not be deemed approved if shares of the company are held by the other party to the merger, or by any person holding at least 25% of the outstanding voting shares or 25% of the means of appointing directors of the other party to the merger, then a vote against the merger by shareholders holding a majority of the voting rights in the company, present and voting, excluding shares held by the other party or by such person, or anyone acting on behalf of either of them, including their relatives and entities under their control, is sufficient to reject the merger transaction. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Under the Israeli Companies Law, each merging company must inform its secured creditors of the proposed merger plans no later than three days after the date of submitting of the merger proposal to the Registrar of Companies. Creditors are entitled to notice of the merger pursuant to regulations. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and the court may also provide instructions to assure the rights of creditors. In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israel Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Israeli tax law treats some acquisitions, particularly stock-for-stock swaps between an Israeli company and a foreign company, less favorably than U.S. tax law. Israeli tax law generally provides that a shareholder who exchanges our shares for shares in a foreign corporation is treated as if he or she has sold the shares. In such a case, the shareholder will generally be subject to Israeli taxation on any capital gains from the sale of shares (after two years, with respect to one half of the shares, and after four years, with respect to the balance of the shares, in each case unless the shareholder sells such shares at an earlier date), unless a relevant tax treaty between Israel and the country of the shareholder's residence exempts the shareholder from Israeli tax. However, it may be possible in certain cases to obtain a ruling from the Israeli tax authorities deferring the tax on certain share swaps until the shares received in consideration for the original shares are sold, subject to certain conditions.

Anti-takeover measures under Israeli law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred or additional rights to voting, distributions or other matters and shares having preemptive rights. We do not have any authorized or issued shares other than ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of our shares at a general meeting and, according to the Israeli Securities Law, subject to limited exceptions, the issuance thereof is possible only if we are no longer traded on the Tel-Aviv Stock Exchange. Shareholders voting at such a meeting will be subject to the restrictions under the Israeli Companies Law described in "Ordinary shares—Voting."

Because our shareholders do not have cumulative voting rights, our shareholders holding a majority of the ordinary shares outstanding will be able to elect all of our directors.

The lack of cumulative voting makes it more difficult for our existing shareholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

The provisions discussed above under "Acquisitions under Israeli law" and "Anti-takeover measures under Israeli law" may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Disclosure of personal interests of an office holder and approval of acts and transactions

The Israeli Companies Law requires that an office holder or controlling shareholder of a public company, who is aware that he or she has a personal interest in an existing or proposed transaction of the company, promptly disclose to the company, and in any event no later than the first meeting of the board of directors at which the transaction is first discussed, the nature of his or her personal interest, including all related material information or documents. The aforementioned disclosure requirement does not apply if the personal interest derives solely from the personal interest of a relative in a transaction that is not an extraordinary transaction.

A "controlling shareholder" is defined under the Israeli Companies Law as a shareholder who has the ability to direct the company's activity, excluding an ability deriving merely from holding an office of director or another office in the company, and a person shall be presumed to control the company if he holds 50% or more of (i) a company's voting rights or (ii) the rights to appoint directors or general managers. For the purpose of "transactions with an interested party," the definition also includes a shareholder that owns 25% or more of the voting rights in the general meeting of the company, if there is no other person who holds more than 50% of the voting rights in the company. Two or more persons holding voting rights in the company each of which has a personal interest in the approval of the transaction being brought for approval of the company shall be considered to be joint holders.

A "personal interest" is defined under the Israeli Companies Law to include the personal interest of a person in an action or transaction of a company, including the personal interest of such person's relative or the personal interest of any other entity in which the person or his or her relative is an interested party, but excluding a personal interest stemming from holding shares in the company. A personal interest also includes a personal interest of a person who votes by virtue of a proxy given to him or her by another person, even if the other person does not have a personal interest. In addition, the vote of a person who was given a proxy by a person who has a personal interest will be deemed to be a vote by a person with a personal interest, irrespective of whether or not the proxy holder has discretion regarding the manner in which to vote.

Under the Israeli Companies Law, an extraordinary transaction is defined as any of the following:

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a transaction other than in the ordinary course of business;

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a transaction that is not on market terms; or

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a transaction that may have a material impact on the company's profitability, assets or liabilities.

Under the Israeli Companies Law:

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a company may approve an action of an office holder that would otherwise be deemed a breach of his or her duty of loyalty if the office holder acts in good faith, the approval is not adverse to the company's interest and the office holder disclosed his or her personal interest in the action;

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a company may approve interested party transactions only if the transaction is not adverse to the company's interest;

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a transaction of a company with an office holder, and a transaction of the company with another person in which an office holder has a personal interest, subject to certain exceptions, requires the approval of the board of directors, and if the transaction is an extraordinary transaction, of the board of directors following the approval of the audit committee;

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a transaction of a company concerning the compensation, including exculpation, insurance or indemnification, of an office holder who is not a director generally requires the approval of the board of directors following the approval of the audit committee;

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a transaction of the company with a director in respect of his or her compensation, including exculpation, insurance or indemnification, requires the approval of the audit committee, board of directors and the shareholders (in that order); and

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any person who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee may generally not be present at the meeting or vote on the matter unless a majority of the directors or members of the audit committee (as applicable) have a personal interest in the matter, or unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present to present the transaction that is subject to approval. If a majority of the directors have a personal interest in the matter, such matter also requires approval of the shareholders of the company.

Approval of transactions with controlling shareholders

Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, transactions for the provision of services by a controlling shareholder or his or her relative, whether directly or indirectly, including by a company controlled by the controlling shareholder, and transactions concerning the terms of engagement of a controlling shareholder or a controlling shareholder's relative, whether as an office holder or an employee, require the approval of the audit committee, the board of directors and a majority of the shares voted by the shareholders of the company participating and voting on the matter in a shareholders' meeting. In addition, the shareholder approval must fulfill one of the following requirements:

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at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or

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the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless, with respect only to certain transactions set forth in the Israeli Companies Law, the audit committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Transfer agent and registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer and Trust Company.

NASDAQ Global Select Market listing

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol "MLNX" and on the Tel-Aviv Stock Exchange under the symbol "MLNX."

Description of debt securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable, where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered, and the method of such payment;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global debt securities and book-entry system" below, book-entry debt securities will not be issuable in certificated form.

Certificated debt securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.6)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global debt securities and book-entry system.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See "Global securities."

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No protection in the event of a change of control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, merger and sale of assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

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we are the surviving corporation or the successor person (if other than Mellanox) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or the laws of the State of Israel and expressly assumes our obligations on the debt securities and under the indenture; and

•
immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of default

"Event of Default" means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Mellanox and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Mellanox; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of debt securities and certain covenants in certain circumstances

Legal defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of certain covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

The conditions include:

•
depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

"Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars:

•
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof. (Section 1.1)

Governing law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York. (Section 10.10)

Submission to jurisdiction

The indenture provides that, in connection with any legal action or proceeding arising out of or relating to the Indenture or the securities, or for recognition or enforcement of any judgment, we, the trustee and each holder:

•
unconditionally submit to the non-exclusive jurisdiction of any New York State court or Federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan;

•
agree that all claims in respect of such action or proceeding may be heard and determined in such court, and irrevocably and unconditionally waive any objection which they have to the laying of venue of any such action or proceeding, including but not limited to the defense of an inconvenient forum; and

•
agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law. (Section 10.19)

Description of warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase ordinary shares and/or debt securities in one or more series. Warrants may be offered independently or together with ordinary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•
the offering price and the aggregate number of warrants offered;

•
the currencies in which the warrants are being offered;

•
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•
the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•
the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•
the terms of any rights to redeem or call the warrants;

•
the date on which the right to exercise the warrants begins and the date on which that right expires;

•
federal income tax consequences of holding or exercising the warrants; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of ordinary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•
the offering price and the aggregate number of warrants offered;

•
the total number of shares that can be purchased if a holder of the warrants exercises them;

•
the date on and after which the holder of the warrants can transfer them separately from the related ordinary shares;

•
the number of ordinary shares that can be purchased if a holder exercises the warrant and the price at which that ordinary share may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•
the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•
the date on which the right to exercise the warrants begins and the date on which that right expires;

•
federal income tax consequences of holding or exercising the warrants; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of ordinary shares will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares are exercised, holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "—Warrant adjustments" below.

Exercise of warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of ordinary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•
delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•
properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•
delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or ordinary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and supplements to the warrant agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, an ordinary share warrant will be adjusted proportionately if we subdivide or combine our ordinary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•
issue ordinary shares or other securities convertible into or exchangeable for ordinary shares, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our ordinary shares;

•
pay any cash to all or substantially all holders of our ordinary shares, other than a cash dividend paid out of our current or retained earnings;

•
issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our ordinary shares; or

•
issue ordinary shares or additional shares or other securities or property to all or substantially all holders of our ordinary shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of ordinary share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the ordinary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by an ordinary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of ordinary share warrants may have additional rights under the following circumstances:

•
certain reclassifications, capital reorganizations or changes of the ordinary shares;

•
certain share exchanges, mergers, or similar transactions involving us and which result in changes of the ordinary shares; or

•
certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our ordinary shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the ordinary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Description of rights

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our shareholders to purchase our ordinary shares and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•
the date of determining the shareholders entitled to the rights distribution;

•
the securities purchasable upon exercise of the rights;

•
the exercise price;

•
the aggregate number of rights issued;

•
the date, if any, on and after which the rights will be separately transferable;

•
the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•
a discussion of certain United States federal income tax considerations applicable to the rights; and

•
any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

 Description of purchase contracts

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC and incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•
the price of the securities subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•
whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, securing the holder's obligations under the purchase contract;

•
any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•
any provisions relating to any security provided for the purchase contracts;

•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•
a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•
whether the purchase contracts will be issued in fully registered or global form; and

•
any other terms of the purchase contracts and any securities subject to such purchase contracts.

 Description of units

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

Global securities

Book-entry, delivery and form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•
a limited-purpose trust company organized under the New York Banking Law;

•
a "banking organization" within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

•
a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

Plan of distribution

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities

Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Legal matters

Unless otherwise specified in any prospectus supplement accompanying this prospectus, certain legal matters relating to the issuance and sale of the securities with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Herzog Fox & Neeman, Tel Aviv, Israel. Certain legal matters relating to the issuance and sale of the securities with respect to U.S. law will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. As of the date of this prospectus, Latham & Watkins LLP and certain of its attorneys beneficially own ordinary shares representing less than one percent of the ordinary shares outstanding.

Experts

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Voltaire Ltd. included on Exhibit 99.1 to the Company's Current Report on Form 8-K/A dated April 19, 2011, and incorporated in this prospectus by reference, have been so incorporated in reliance on the report of Kesselman & Kesselman, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II
Information not required in prospectus

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, all of which will be paid by the registrant, in connection with the distribution of the securities being registered.

SEC Registration fee	$(1)
Trustees' fees and expenses	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Blue Sky fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous expenses	(2)

Total	$(2)

(1)   Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)   These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.

Pursuant to the Israeli Companies Law and the Israeli Securities Law, we are allowed to insure our directors and officers, or office holders, against the following liabilities incurred for acts performed as an office holder:

•
a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach of duty of care to the company or to a third party;

•
a financial liability imposed on or incurred by the office holder in favor of a third party; and

•
(i) expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of a proceeding instituted against such office holder in relation to (A) infringements that may impose financial sanction pursuant to the provisions of Chapter H'3 under the Israeli Securities Law ("Imposing Financial Sanction by the Israeli Securities Authority") or (B) administrative infringements pursuant to the provisions of Chapter H'4 under the Israeli Securities Law ("Imposing Administrative Enforcement Measures by the Administrative Enforcement Committee") or (C) infringements pursuant to the provisions of Chapter I'1 under the Israeli Securities Law ("Arrangement for Refraining from taking Proceedings or Cessation of Proceedings, subject to Conditions") and (ii) payments made to the injured parties of such infringement under Section 52ND(a)(1)(a) of the Israeli Securities Law ("Payment to Injured Party").

We cannot, however, indemnify, exculpate or insure our office holders against any of the following:

•
a breach of duty of loyalty, except, with respect to indemnification and insurance, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•
an act or omission committed with intent to derive illegal personal benefit; and

•
a fine, civil fine, financial sanction or levied against the office holder.

In addition, we cannot indemnify or insure our office holders for a proceeding instituted against them pursuant to the provisions of Chapter H'3, H'4 and I'1 under the Israeli Securities Law.

Pursuant to the Israeli Companies Law and the Israeli Securities Law, we may indemnify an office holder in advance for financial obligations imposed on him or her in favor of another person by judgments, settlements or arbitrators' awards approved by a court that were rendered in connection with events that the board of directors deemed foreseeable based on the company's actual activities at the time of the approval by the board of the indemnification, provided that the indemnification is limited to an amount or criteria determined by the board of directors as reasonable under the circumstances and that the indemnification undertaking states the foreseeable activities and the amount or criteria. In addition, we may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

•
reasonable litigation expenses, including attorneys' fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding and (ii) either (A) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or (B) if the financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent;

•
reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or in which the office holder was convicted of an offense that does not require proof of criminal intent;

•
expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of a proceeding instituted against such office holder in relation to (A) infringements that may impose financial sanction pursuant to the provisions of Chapter H'3 under the Israeli Securities Law ("Imposing Financial Sanction by the Israeli Securities Authority") or (B) administrative infringements pursuant to the provisions of Chapter H'4 under the Israeli Securities Law ("Imposing Administrative Enforcement Measures by the Administrative Enforcement Committee") or (C) infringements pursuant to the provisions of Chapter I'1 under the Israeli Securities Law ("Arrangement for Refraining from taking Proceedings or Cessation of Proceedings, subject to Conditions"); and

•
payments to an injured party of infringement under Section 52ND(a)(1)(a) of the Securities Law ("Payment to Injured Party").

We may exculpate an office holder in advance from liability to the company, in whole or in part, for a breach of duty of care. We may not exculpate an office holder for liability for a breach of the duty of loyalty of the office holder. We also may not exculpate a director in advance from its responsibility or liability towards the Company due to a breach of such director's duty of care in connection with a distribution.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders must be approved by the audit committee and the board of directors and, with respect to directors, also by shareholders.

We have entered into our standard form of indemnification undertaking agreement with each of our officers and directors. These indemnification undertaking agreements provide our officers and directors with indemnification to the maximum extent permitted by the Israeli Companies Law and the Israeli Securities Law. We have also obtained a policy of directors' and officers' liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Israeli Companies Law and the Israeli Securities Law.

ITEM 16.    Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement.
4.1
Amended and Restated Articles of Association of Mellanox Technologies, Ltd. (as amended on May 16, 2011) (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A (SEC File No. 001-33299), filed on April 11, 2011).
4.2+	Form of Indenture.
4.3*	Form of Note.
4.4*	Form of Ordinary Share Warrant Agreement and Warrant Certificate.
4.5*	Form of Debt Securities Warrant Agreement and Warrant Certificate.
4.6*	Form of Rights Agreement.
4.7*	Form of Purchase Contract.
4.8*	Form of Unit.
5.1+	Opinion of Herzog Fox & Neeman.
5.2+	Opinion of Latham & Watkins LLP.
12.1+	Computation of Ratio of Earnings to Fixed Charges.
23.1+	Consent of PricewaterhouseCoopers LLP.
23.2+	Consent of Kesselman & Kesselman.
23.3+	Consent of Herzog Fox & Neeman (included in Exhibit 5.1).
23.4+	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1+	Powers of Attorney (included on signature pages).
25.1+	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Debt Securities.

*      To be filed by amendment or as an exhibit to a report of the registrant on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

+      Filed herewith.

ITEM 17.   Undertakings.

(a)   The undersigned registrant hereby undertakes:

  (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)

      (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)    The undersigned registrant hereby undertakes that:

  (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 19, 2011.

MELLANOX TECHNOLOGIES, LTD.
By:	/s/ EYAL WALDMAN Eyal Waldman President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eyal Waldman and Michael Gray, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EYAL WALDMAN Eyal Waldman	President, Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2011

Signature	Title	Date

/s/ MICHAEL GRAY Michael Gray	Chief Financial Officer (Principal Financial and Accounting Officer), Authorized Representative in the United States	September 19, 2011
/s/ DOV BAHARAV Dov Baharav	Director	September 19, 2011
/s/ GLENDA DORCHAK Glenda Dorchak	Director	September 19, 2011
/s/ IRWIN FEDERMAN Irwin Federman	Director	September 19, 2011
/s/ AMAL JOHNSON Amal Johnson	Director	September 19, 2011
/s/ TOM RIORDAN Tom Riordan	Director	September 19, 2011
/s/ THOMAS WEATHERFORD Thomas Weatherford	Director	September 19, 2011

Exhibit index

Exhibit	Description

1.1*	Form of Underwriting Agreement.
4.1
Amended and Restated Articles of Association of Mellanox Technologies, Ltd. (as amended on May 16, 2011) (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A (SEC File No. 001-33299), filed on April 11, 2011).
4.2+	Form of Indenture.
4.3*	Form of Note.
4.4*	Form of Ordinary Share Warrant Agreement and Warrant Certificate.
4.5*	Form of Debt Securities Warrant Agreement and Warrant Certificate.
4.6*	Form of Rights Agreement.
4.7*	Form of Purchase Contract.
4.8*	Form of Unit.
5.1+	Opinion of Herzog Fox & Neeman.
5.2+	Opinion of Latham & Watkins LLP.
12.1+	Computation of Ratio of Earnings to Fixed Charges.
23.1+	Consent of PricewaterhouseCoopers LLP.
23.2+	Consent of Kesselman & Kesselman.
23.3+	Consent of Herzog Fox & Neeman (included in Exhibit 5.1).
23.4+	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1+	Powers of Attorney (included on signature pages).
25.1+	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Debt Securities.

*      To be filed by amendment or as an exhibit to a report of the registrant on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

+      Filed herewith.